EXHIBIT 4(b)(13)

                     Form of IncomeNotes(SM) (Floating Rate)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                  $

No. FL-                                                     CUSIP #

                         THE BEAR STEARNS COMPANIES INC.

                                 IncomeNotes(SM)
                                 (FLOATING RATE)



Original Issue Date:                             Interest Reset Date(s):

Maturity Date:                                   Interest Reset Period:

Interest Rate Basis:                             Interest Payment Date(s):

Initial Interest Rate:                           Interest Payment Period:

Index Maturity:                                  Redeemable On and After:

Spread (plus or minus):                          Optional Repayment Date(s):

Maximum Interest Rate:                           Survivor's Option:  Yes ___
                                                 No ___
Minimum Interest Rate:

Minimum Denominations: $1,000 increased in multiples of $1,000

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Maturity Date shown above (the "Maturity Date") and to pay interest thereon at the rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of LIBOR," "Determination of Federal Funds Rate," "Determination of Treasury Rate" or "Determination of Prime Rate" depending upon whether the Interest Rate Basis is LIBOR, Federal Funds Rate, Treasury Rate or Prime Rate, as indicated above, until the principal hereof is fully paid or duly made available for payment. The Company will pay interest monthly, quarterly, semiannually or annually as indicated above on each Interest Payment Date shown above commencing with the first Interest Payment Date shown above immediately following the Original Issue Date shown above, and on the Maturity Date, or, if applicable, the Redemption Date or Optional Repayment Date; provided, however, that if the Original Issue Date shown above is between a Regular Record Date (as defined below) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, however, that if an Interest Payment Date, Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option (as defined on the reverse hereof) would fall on a day that is not a Business Day (as defined on the reverse hereof), unless otherwise specified on the face hereof, the related payment of principal, premium, if any, or interest shall be made on the following day that is a Business Day, and no interest shall accrue for the period from and after that Interest Payment Date, Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option, as the case may be, to the next Business Day. In the event the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, principal, premium, if any, or interest will be paid on the preceding day that is a Business Day, provided that any such Business Day is also a London Banking Day (as defined on the reverse hereof), with respect to such LIBOR Note. Except as provided above and in the Indenture referred to on the reverse hereof, interest payments will be made on the Interest Payment Dates shown above. The "Regular Record Date" shall be the date whether or not a Business Day 15 calendar days immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof.

            The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, provided, however, that interest payable on the Maturity Date, or if applicable, the Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option, will be paid to the Person to whom the principal of this Note is payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount (or such other principal amount specified on the face hereof) of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

            The principal hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                       THE BEAR STEARNS COMPANIES INC.



                                       By:_____________________________________


ATTEST:



_____________________________
Secretary

[Corporate Seal]



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, as Trustee



                                       By:_____________________________
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                                 IncomeNotes(SM)
                                 (FLOATING RATE)

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture"), between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

            The interest payable on this Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that the interest payment at the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option will include interest accrued to but excluding such date. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Original Issue

Date to the first Interest Reset Date will be the Initial Interest Rate as specified on the face hereof and (ii) the interest rate in effect for the ten calendar days immediately prior to maturity will be that in effect on the tenth calendar day preceding maturity. Notwithstanding the foregoing, if the rate at which interest is payable is adjusted daily or weekly, such rate of interest shall be adjusted until the Interest Reset Date immediately preceding the Maturity Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent being rounded upwards. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            Commencing with the first Interest Reset Date shown on the face hereof following the Original Issue Date, and thereafter on each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as specified on the face hereof under "Interest Reset Date(s)." Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Maturity Date or, if applicable, the Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option, as the case may be. The Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months specified on the face hereof; and if this Note resets annually, the third Wednesday of the month specified on the face hereof. Subject to applicable law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions applicable below, plus or minus the Spread (as specified on the face hereof), if any. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. "Business Day" means (i) with respect to any Note, any day that is not a Saturday or Sunday, and that is neither a legal holiday nor a day on which banking institutions or trust companies in New York City are authorized or obligated by law to close, and (ii) with respect to LIBOR Notes only, a London Banking Day. A "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

            The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Federal Funds (Effective) Rate, the Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is LIBOR, the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills normally are auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. Interest payable hereon will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as specified on the face hereof. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is Prime Rate or Federal Funds (Open) Rate, the same day as such Interest Reset Date. Unless otherwise shown on the face hereof, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, of each year; if this Note resets quarterly, on the third Wednesday of March, June, September and December, of each year; if this Note resets semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of the month specified on the face hereof (each such date being an "Interest Payment Date") and in each case, at maturity or, if applicable, upon redemption or optional repayment.

            Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is "LIBOR," the interest rate shall equal, as specified on the face hereof, either (a) the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date which appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Interest Determination Date adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof ("LIBOR Telerate") or (b) the arithmetic mean, as determined by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Calculation Agent (or any successor calculation agent, or any other Calculation Agent named on the face hereof, the "Calculation Agent"), of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date which appears on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (or such other page as may replace such page) ("LIBOR Reuters"); provided, however, that if no such rate appears on Telerate Page 3750 (or such other page as may replace such page) or if fewer than two offered rates appear on the Reuters Screen LIBO Page (or such other page as may replace such page), the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00

A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Federal Funds Rate. If the Interest Rate Basis specified on the face hereof is "Federal Funds Rate," the interest rate shall equal either the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

            Unless otherwise specified on the face hereof, the Federal Funds (Effective) Rate shall equal (a) the rate on the applicable Interest Determination Date specified on the face hereof for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page, or (b) if such rate is not so published on the Calculation Date pertaining to such Interest Determination Date, then the rate on the applicable Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

            Unless otherwise specified on the face hereof, the Federal Funds
(Open) Rate shall equal the rate on the applicable Interest Determination Date specified on the face hereof for Federal Funds as reported on Telerate Page 5 under the heading "Federal Funds/Open."

            If (a) the applicable Federal Funds (Effective) Rate described above or (b) the Federal Funds (Open) Rate described above is not published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest Determination Date, in each of the above cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is "Treasury Rate," the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published under the column designated "Invest Rate" on Telerate page 56 under the heading "US Treasury 3 MO T-Bill Auction Results" or Telerate page 57 under the heading "US Treasury 6 MO T-Bill Auction Results," as applicable, or any successor publication, or, if not so published on the Calculation

Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof. In the event that the results are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the rate of interest herein shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date.

            Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is "Prime Rate," the interest rate shall equal (a) the rate on the applicable Interest Determination Date (i) as reported on Telerate Page 5 under the heading "Bank Rates/Prime" or (ii) as published in H.15(519), under the caption "Bank Prime Loan", (b) if the rates referred to under (a)(i) and
(a)(ii) are not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the arithmetic mean (as calculated by the Calculation Agent) of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page for such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean (as calculated by the Calculation Agent) of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) from which quotations are requested, or (c) if fewer than two quotations are provided under (b) above, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates, in each case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if in any month or two consecutive months, the Prime Rate is not reported or published as provided above, and if such quotations are not available, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date next preceding such Interest Reset Date in each case.

            If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of this Note or, if earlier, until this failure ceases, shall be LIBOR determined as if this Note were a LIBOR Note, and the Spread, if any, will be the number of basis points specified on the face hereof as the "Alternate Rate Event Spread."

            "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

            The Calculation Date pertaining to an Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day prior to the applicable Interest Payment Date, Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor's Option. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. All determinations made by the Calculation Agent shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and holders of the Note. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to the Note.

            Redemption at the option of the Company. If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, unless otherwise specified on the face hereof, this Note may be redeemed in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            Repayment at the option of the Holder. If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). Except as otherwise specified herein, if no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to maturity. Unless otherwise specified on the face hereof, on and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $1,000) at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            Repayment upon death of the Beneficial Owner. If so specified on the face of this Note, unless this Note has been declared due and payable before its Maturity Date by reason of an Event of Default under the Indenture, or has been previously redeemed or otherwise repaid, the Authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of this Note has the right to request repayment before the Maturity Date of all or part of the deceased Beneficial Owner's interest in this Note, and the Company will be obligated to repay that portion of this Note (the Survivor's Option"). If the Survivor's Option is not set forth on the face hereof, this Note may not be repaid upon death of the Beneficial Owner. The "Beneficial Owner" is a Person who has the right, immediately prior to such Person's death, to receive the proceeds from the disposition of this Note, as well as the right to receive payment of the principal hereof. The "Authorized Representative" of the Beneficial Owner is a Person who has the right to sell, transfer or otherwise dispose of an interest in this Note and the right to receive the proceeds hereof, as well as the interest and principal payable to the Beneficial Owner of this Note, under the laws of the applicable jurisdiction. To validly exercise the Survivor's Option, this Note must have been acquired by the deceased Beneficial Owner at least six months prior to the date of the request.

            The Company will not be obligated to repay:

      o On behalf of any individual deceased Beneficial Owner any interest or interests in this Note that in the aggregate exceeds $250,000 in any calendar year (the "Individual Limitation"), or

      o in any calendar year, the greater of $2,000,000 or two percent of the outstanding aggregate principal amount of all IncomeNotes(SM) outstanding as of December 31 of the immediately preceding calendar year (the "Aggregate Limitation").

            If this tendered Note is not accepted in any calendar year due to the application of either of the limitations set forth above, this Note will be deemed to be tendered in the following calendar year in the order in which it was originally tendered. If, despite being tendered through a valid exercise of the Survivor's Option, this Note is not accepted, the Trustee will deliver a notice by first-class mail to the Authorized Representative of the deceased Beneficial Owner that states the reason that this Note has not been accepted for repayment.

            The Company may, at its option, repay interests of a deceased Beneficial Owner in excess of the Individual Limitation. Any optional repayment by the Company of this kind, to the extent it exceeds the Individual Limitation for any deceased Beneficial Owner, will not be included in the computation of the Aggregate Limitation for repayment of this Note. The Company may also, at its option, repay interests of the deceased Beneficial Owner in this Note in an aggregate principal amount exceeding the Aggregate Limitation. Any optional repayment by the Company of this kind, to the extent it exceeds the Aggregate Limitation, will not reduce the Aggregate Limitation for such calendar year. Upon any determination by the Company to repay this Note in excess of the Individual Limitation or the Aggregate Limitation, this Note will be repaid in the order of receipt of the repayment request by the Trustee.

            The Survivor's Option may only be exercised by the Authorized Representative of the deceased Beneficial Owner. An Authorized Representative of a deceased Beneficial Owner may initiate a request for repayment at any time, provided that this Note was acquired by the deceased Beneficial Owner at least six months prior to the date of the request, and in any principal amount, as long as the principal amount is in integral multiples of $1,000, unless otherwise specified on the face hereof. The Authorized Representative must deliver its request to the Participant (as defined below) through which the deceased Beneficial Owner owned an interest in this Note. "Participant" means an institution that has an account with the depositary for this Note, which, unless otherwise specified on the face hereof, will be The Depository Trust Company. The request for repayment must be in a form satisfactory to the Participant and must be accompanied by evidence of the death of the Beneficial Owner, evidence that this Note was acquired by the deceased Beneficial Owner at least six months prior to the request, evidence of the authority of the Authorized Representative satisfactory to the Participant, any waivers, notices or certificates that may be required under applicable state or federal law and any other evidence of the right to the repayment that the Participant requires. The request must specify the principal amount of the interest in this Note to be repaid, which amount must be in integral multiples of $1,000, unless otherwise specified on the face hereof. Subject to the rules and arrangements applicable to the depositary, the Participant will then need to deliver to the depositary a request for repayment substantially in the form attached hereto as Appendix A.

            On receipt of a valid repayment request, the depositary will need to forward the request to the Trustee. The Trustee is required to maintain records with respect to repayment requests received by it, including the date of receipt and the name of the Participant filing the repayment request. The Trustee will promptly file with the Company each repayment request it receives. The Company, the depositary and the Trustee:

      o may conclusively assume, without independent investigation, that the statements contained in each repayment request are true and correct; and

      o     will have no responsibility:

            o for reviewing any documents submitted to the Participant by the Authorized Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in this Note to be repaid or is in fact deceased; and

            o for determining whether the Authorized Representative is duly authorized to request repayment on behalf of the applicable Beneficial Owner.

            In addition, the Company and the Trustee have no responsibility for the actions of the depositary or any Participant, or any other financial institution through which any interest in this Note may be held, with regard to repayment requests, including any failure to make, or any delay in making, such a request on the part of the depositary, any Participant or any such other institution. Any Authorized Representative wishing to request a repayment of this Note will need to contact the relevant Participant through which the Authorized Representative's interests in this Note are held or, if those interests are held through a Participant indirectly through an account at another financial institution, instruct that institution to contact the Participant to make the necessary arrangements to ensure that the request is made in a proper and timely manner.

            Subject to the Individual Limitation and the Aggregate Limitation, the Company will, after the death of any Beneficial Owner, repay the interest of the Beneficial Owner in this Note on the first Interest Payment Date that occurs 30 or more calendar days after its acceptance of a repayment request from the Trustee, or as otherwise set forth on the face hereof. Subject to the limitations set forth above, each requested repayment will be accepted in the order that the requests are received by the Trustee. If repayment requests exceed the Aggregate Limitation, then excess repayment requests will be applied, in the order received by the Trustee, to successive subsequent periods, regardless of the number of subsequent periods required to repay the interests. The Company may at any time notify the Trustee that it will repay, on a date not less than 30 nor more than 60 days after the date of the Company's acceptance of such repayment request, all or any lesser amount of Notes for which repayment requests have been received but that are not then eligible for repayment by reason of the Individual Limitation or the Aggregate Limitation. If the Company does so, Notes will be repaid in the order of receipt of repayment requests by the Trustee.

            The Company will pay 100% of the principal amount plus any unpaid interest accrued to (but excluding) the repayment date for the portion of this
Note it repays in accordance with a repayment request by the Authorized Representative of a deceased Beneficial Owner. Subject to arrangements with the depositary, payment for interests in this Note to be repaid will be made to the depositary in the aggregate principal amount specified in the repayment requests submitted to the Trustee by the depositary that are to be fulfilled in connection with the payment upon presentation of this Note to the Trustee for repayment. The principal amount of any portion of this Note redeemed or repaid by the Company other than by repayment at the option of any Authorized Representative of a deceased Beneficial Owner under the procedures described in this Note will not be included in the computation of either the Individual Limitation or the Aggregate Limitation.

            The death of a Person owning this Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the owner of this Note, and the entire principal amount of this Note so owned will be subject to repayment. The death of a Person owning this Note by tenancy in common will be deemed the death of an owner of this Note only with respect to the deceased owner's interest in this Note. However, if this
Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of this Note, and the entire principal amount of this Note so owned will be subject to repayment.

            The death of a Person who, immediately prior to his or her death, was entitled to substantially all of the rights of a Beneficial Owner of an interest in this Note will be deemed the death of the Beneficial Owner, regardless of the recordation of the interest on the records of the Participant, if the decedent's rights are established to the satisfaction of the Participant. Rights of this kind will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh H.R. 10 plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during that Person's lifetime.

            If a repayment request is presented on behalf of a deceased Beneficial Owner and has not been fulfilled at the time the Company gives notice of its election to redeem this Note, the portion of this Note that is the subject of the pending repayment request will be repaid before any other remaining portion of this Note.

            Any repayment request may be withdrawn by the Authorized Representative upon delivery of a written request for withdrawal given by the Participant on behalf of the Person(s) to the depositary and by the depositary to the Trustee not less than 30 days before the repayment.

            All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company in its sole discretion. The Company's determination will be final and binding on all parties.

            During any time in which this Note is not represented by a global security and is issued in definitive form:

      o all references in this Note to Participants and the depositary, including the depositary's governing rules, regulations and procedures, will be deemed deleted;

      o all determinations that the Participants are required to make as described in this section will be made by the Company, including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in this Note to be repaid or is in fact deceased and whether the Authorized Representative is duly authorized to request repayment on behalf of the applicable Beneficial Owner; and

      o     all repayment requests, to be effective, must

            o be delivered by the Authorized Representative to the Trustee, with a copy to the Company;

            o if required by the Trustee and the Company, be substantially in the form of the repayment request attached hereto as Appendix A, with appropriate changes mutually agreed to by the Trustee and the Company to reflect the fact that the repayment request is being executed by an Authorized Representative, including provision for signature guarantees; and

            o be accompanied by this Note or, if applicable, a properly executed assignment or endorsement, in addition to all documents that are otherwise required to accompany a repayment request. If the record interest in this Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter from the nominee attesting to the deceased's ownership of a beneficial interest in this Note must also be delivered.

                                      * * *

            If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Unless otherwise specified on the face hereof, the Notes are issuable only in registered form without coupons in denominations of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The interest rate payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -     as tenants in common

TEN ENT     -     as tenants by the entireties

JT TEN      -     as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________________________ Custodian ________________________
                             (Cust)                             (Minor)
                                 Under Uniform Gifts to Minors Act


                               ______________________________________
                                              (State)

Additional abbreviations may also be used though not in the above list.

                           ---------------------------

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on _____________, 20__ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $______________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $1,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
$________________.

Date:____________________     ________________________________________________
                              Note: The signature to this Option to Elect
                              Repayment must correspond with the same as written upon the face of this Note in every particular without alteration or enlargement.

                      ------------------------------------

                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
PLEASE  PRINT OR  TYPEWRITE  NAME AND  ADDRESS  INCLUDING  POSTAL  ZIP CODE OF
ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________

                                              ________________________________

_______________________________________
         (Signature Guarantee)

                                                                      Appendix A



                            Form of Repayment Request

                         THE BEAR STEARNS COMPANIES INC.

                              ____% Notes due 20__

                                CUSIP NO. ______

            The undersigned, [_______________________] (the "Participant"), does hereby certify, pursuant to the provisions of the Indenture dated as of May 31, 1991, as amended, modified or supplemented from time to time (the "Indenture") by and between The Bear Stearns Companies Inc. (the "Issuer") and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"), to The Depository Trust Company (the "Depositary"), to the Issuer and to the Trustee that:

1. [Name of deceased Beneficial Owner] is deceased.

2. [Name of deceased Beneficial Owner] had a $[_____] interest in the above-referenced Notes.

3. [Name of Authorized Representative] is [Beneficial Owner's personal representative/other Person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for repayment in form satisfactory to the undersigned, requesting that $ [_____] principal amount of said Notes be repaid in accordance with the Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Authorized Representative] is entitled to have the Notes to which this repayment request relates repaid.

4. The Participant holds the interest in the Notes with respect to which this repayment request is being made on behalf of [Name of deceased Beneficial Owner].

5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Issuer (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability incurred by the indemnified party or parties as a result of or in connection with the repayment of Notes to which this repayment request relates. The Participant will, at the request of the Issuer, forward to the Issuer a copy of the documents submitted by [name of Authorized Representative] in support of the request for repayment.

            IN WITNESS WHEREOF, the undersigned has executed this repayment request as of [___ _, 20__].


            [Participant Name]



By:________________________________
   Name:
   Title: